Exhibit 10.8

FRANCESCA’S HOLDINGS CORPORATION

STOCK INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AWARD AGREEMENT

THIS NONQUALIFIED STOCK OPTION AWARD AGREEMENT (this “Option Agreement”) dated March 31, 2010 by and between Francesca’s Holdings Corporation, a Delaware corporation (the “Corporation”), and John De Meritt (the “Participant”) evidences the stock option (the “Option”) granted by the Corporation to the Participant as to the number of shares of the Corporation’s Common Stock, par value $0.01 per share, first set forth below.

Number of Shares of Common Stock:[1]	2,045	Award Date: March 26, 2010
Exercise Price per Share:[1]	$2,452.97	Expiration Date:[1,2] March 25, 2020
Vesting[1,2] Set forth on Schedule 1 hereto.

The Option is granted under the Francesca’s Holdings Corporation Stock Incentive Plan (the “Plan”) and subject to the Terms and Conditions or Stock Option (the “Terms”) attached to this Option Agreement (incorporated herein by this reference) and to the Plan. The Option has been granted to the Participant in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Participant. Capitalized terms are defined in the Plan if not defined herein. The parties agree to the terms of the Option set forth herein. The Participant acknowledges receipt of a copy of the Terms, the Plan and the Stockholders’ Agreement and specifically acknowledges and agrees to Section 11 of the Terms, and agrees to maintain in confidence all information provided to him/her in connection with the Option.

“PARTICIPANT”	FRANCESCA’S HOLDINGS CORPORATION, a Delaware corporation

/s/ John De Meritt	By:	/s/ Greg Brenneman
Signature	Its:	Chairman, Compensation Committee Board of Directors

JOHN DE MERITT
Print Name

[Address on file]
Address

City, State, Zip Code

[1]	Subject to adjustment under Section 7.3.1 of the Plan.
[2]	Subject to early termination under Section 5.6 or 7.3 of the Plan.

TERMS AND CONDITIONS OF STOCK OPTION

1.	Vesting; Limits on Exercise.

The Option shall vest and become exercisable in percentage installments of the aggregate number of shares subject to the Option as set forth on the cover page of this Option Agreement. The Option may be exercised only to the extent the Option is vested and exercisable.

•

Cumulative Exercisability. To the extent that the Option is vested and exercisable, the Participant has the right to exercise the Option (to the extent not previously exercised), and such right shall continue, until the expiration or earlier termination of the Option.

•	No Fractional Shares. Fractional share interests shall be disregarded, but may be cumulated.

•

Minimum Exercise. No fewer than 10 shares of Common Stock (subject to adjustment under Section 7.3.1 of the Plan) may be purchased at any one time, unless the number purchased is the total number at the time exereisable under the Option.

2.	Accelerated Vesting.

Notwithstanding anything to the contrary herein or in the Plan, the Option shall vest in full and shall become exercisable immediately upon the occurrence of each of the following events, to the extent the Option is then outstanding at the applicable time:

•

On the Participant’s Severance Date (as such term is defined in the Employment Agreement by and among the Corporation, Francesca’s Collections Inc., a Texas corporation (“Francesca’s”) and the Participant, dated as of February 26, 2010, as may be amended modified, supplemented or restated from time to time, the “Employment Agreement”); provided, however that such Severance Date is as a result of (a) the Company’s delivery to the Participant of a Nonrenewal Notice (as such term is defined in the Employment Agreements or (b) the Company’s termination of the Participant’s employment without Cause or a resignation by the Participant for Good Reason (as each such term is defined in the Employment Agreement). For the avoidance of doubt, the Option will not accelerate upon a Severance Date under any other circumstances other than those described in the immediately preceding sentence. If the Employment Agreement is still in effect at the time a determination of the Severance Date is being made, the term “Severance Date” shall have the meaning ascribed to it in the Employment Agreement for all purposes under the Plan and this Award Agreement.

•

On a Change in Control. Notwithstanding anything to the contrary in the Plan, for purposes of these Terms, a “Change in Control” shall mean the consummation of a transaction whereby: (i) the Corporation or Francesca’s sells substantially all of its consolidated assets to any other Person (as such term is defined in the Employment Agreement), (ii) the Corporation or Francesca’s is dissolved and liquidated, or (iii) any Person (as such term is defined in the Employment Agreement), including a

1

“group” as contemplated by Section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Corporation’s or Francesca’s voting stock (based upon voting power), other than the Investors (as such term is defined in Schedule 1 hereto) and their Affiliates. A Public Offering shall not constitute a Change in Control.

3.	Continuance of Employment/Service Required; No Employment/Service Commitment.

The vesting schedule requires continued employment or service through each applicable vesting date (as the same may be accelerated hereunder) as a condition to the vesting of the applicable installment of the Option and the rights and benefits under this Option Agreement, Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting as to such vesting period or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 5 below or under the Plan.

Nothing contained in this Option Agreement or the Plan constitutes a continued employment or service commitment by the Corporation or any of its Affiliates, affects the Participant’s status, as an employee who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Corporation or any Affiliate, interferes in any way with the right of the Corporation or any Affiliate at any time to terminate such employment or service, or affects the right of the Corporation or any Affiliate to increase or decrease the Participant’s other compensation.

4.	Method of Exercise of Option.

The Option shall be exercisable by the delivery to the Secretary of the Corporation (or such other person as the Administrator may require pursuant to such administrative exercise procedures as the Administrator may implement from time to time) of:

•

an executed Exercise Agreement (stating the number of shares of Common Stock to be purchased pursuant to the Option) in substantially the form attached hereto as Exhibit A or such other form as the Administrator may require from time to time (the “Exercise Agreement”);

•

payment in full for the Exercise Price of the shares to be purchased, in cash or by electronic funds transfer to the Corporation, or by certified or cashier’s check payable to the order of the Corporation subject to such specific procedures or directions as the Administrator may establish;

•	any written statements or agreements required pursuant to Section 7.5.1 of the Plan; and

•	satisfaction of the tax withholding provisions of Section 7.6 of the Plan.

The Administrator also may, but is not required to, authorize a non-cash payment alternative pursuant to the terms of the Plan.

5.	Early Termination of Option.

The Option, to the extent not previously exercised, and all other rights in respect thereof, whether vested and exercisable or not, shall terminate and become null and void prior to the Expiration Date in the event of:

•	the termination of the Participant’s employment or services as provided in Section 5.6 of the Plan, or

•	the termination of the Option pursuant to Section 7.3 of the Plan.

6.	Non-Transferability and Other Restrictions.

The Option and any other rights of the Participant under this Option Agreement or the Plan are nontransferable and exercisable only by the Participant, except as set forth in Section 7.2 of the Plan. Any shares of Common Stock issued on exercise of the Option are subject to substantial restrictions on transfer, and are subject to [call,] rights of first refusal, and other rights in favor of the Corporation and its stockholders as set forth herein, in the Exercise Agreement and the Stockholders’ Agreement.

7.	Securities Law Compliance.

The Participant acknowledges that the Option and the shares of Common Stock are not being registered under the Securities Act, based, in part, in reliance upon an exemption from registration under Securities and Exchange Commission Rule 701 promulgated under the Securities Act, and a comparable exemption from qualification under applicable state securities laws, as each may be amended from time to time. The Participant, by executing this Option Agreement, hereby makes the following representations to the Corporation and acknowledges that the Corporation’s reliance on federal and state securities law exemptions from registration and qualification is predicated, in substantial part, upon the accuracy of these representations:

•

The Participant is acquiring the Option and, if and when he/she exercises the Option, will acquire the shares of Common Stock solely for the Participant’s own account, for investment purposes only, and not with a view to or an intent to sell, or to offer for resale in connection with any unregistered distribution, all or any portion of the shares within the meaning of the Securities Act and/or any applicable state securities laws.

•

The Participant has had an opportunity to ask questions and receive answers from the Corporation regarding the terms and conditions of the Option and the restrictions imposed on any shares of Common Stock purchased upon exercise of the Option. The Participant has been furnished with, and/or has access to, such information as he or she considers necessary or appropriate for deciding whether to exercise the Option and purchase shares of Common Stock. However, in evaluating the merits and risks of an investment in the Common Stock, the Participant has and will rely upon the advice of his/her own legal counsel, tax advisors, and/or investment advisors.

•

The Participant is aware that the Option may be of no practical value, that any value it may have depends on its vesting and exercisability as well as an increase in the Fair Market Value of the underlying shares of Common Stock to an amount in excess of the Exercise Price, and that any investment in common shares of a closely held corporation such as the Corporation is non-marketable, non-transferable and could require capital to be invested for an indefinite period of time, possibly without return, and at substantial risk of loss.

•

The Participant understands that any shares of Common Stock acquired on exercise of the Option will be characterized as “restricted securities” under the federal securities laws, and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances, including in accordance with the conditions of Rule 144 promulgated under the Securities Act, as presently in effect, with which the Participant is familiar.

•

The Participant has read and understands the restrictions and limitations set forth in the Plan, this Option Agreement (including these Terms), and the Exercise Agreement, which are imposed on the Option and any shares of Common Stock which may be acquired upon exercise of the Option.

•

At no time was an oral representation made to the Participant relating to the Option or the purchase of shares of Common Stock and the Participant was not presented with or solicited by any promotional meeting or material relating to the Option or the Common Stock.

8.	Notices.

Any notice to be given under the terms of this Option Agreement or the Exercise Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Participant at the address reflected or last reflected on the Corporation’s payroll records. Any notice shall be delivered in person or shall be enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be given only when received, but if the Participant is no longer an Eligible Person, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 8.

9.	Plan; Stockholders’ Agreement.

The Option and all rights of the Participant under this Option Agreement are subject to the terms and conditions of the Plan and the Stockholder’s Agreement, incorporated herein by this reference. The Participant agrees to be bound by the terms of the Plan, this Option Agreement (including these Terms) and the Stockholders’ Agreement. The Participant acknowledges having read and understood the Plan, the Stockholders’ Agreement, and this Option Agreement. Unless otherwise expressly provided in other sections of this Option Agreement, provisions of the Plan that confer discretionary authority on the Board or the

Administrator do not and shall not be deemed to create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

10.	Entire Agreement.

This Option Agreement (including these Terms and together with the form of Exercise Agreement attached hereto) the Plan, and the Stockholders, Agreement together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof, including, without limitation. Sections 3.3 and Section 5.3(b)(ii) of the Employment Agreement. The Plan, this Option Agreement and the Exercise Agreement may be amended pursuant to Section 7.7 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may. however, unilaterally waive any provision hereof or of the Exercise Agreement in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof. If a conflict or inconsistency between the terms and conditions of this Option Agreement and the Plan shall arise, the terms and conditions of this Option Agreement shall govern.

11.	Satisfaction of All Rights to Equity.

The Option is in complete satisfaction of any and all rights that the Participant may have (under an employment, consulting, or other written or oral agreement with the Corporation or any of its Affiliates, or otherwise) to receive (1) stock options or stock awards with respect to the securities of the Corporation or any of its Affiliates, and/or (2) any other equity or derivative security in or with respect to the Corporation or any of its Affiliates (other than preemptive rights set forth in the Stockholders’ Agreement). This Option Agreement supersedes the terms of all prior understandings and agreements, written or oral, of the parties with respect to such matters. Except as set forth in the Stockholders’ Agreement, the Participant shall have no further rights or benefits under any prior agreement conveying any right with respect to any security or derivative security in or with respect to the Corporation or any of its Affiliates. The foregoing notwithstanding, this Section 11 shall not adversely affect the Participant’s rights under any prior stock option or stock award agreement under the Plan (provided such agreement is expressly labeled as a stock option or stock award agreement under the Plan and is similar in form to this Option Agreement) which has been signed by an authorized officer of the Corporation.

12.	Governing Law; Limited Rights; Severability.

12.1. Delaware Law; Construction. This Option Agreement and the Exercise Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder. The terms of the Option grant have resulted from the negotiations of the parties and each of the parties has had an opportunity to obtain and consult with its own counsel. The language of all parts of the Plan, this Option Agreement (including these Terms) and the Exercise Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against either of the parties.

12.2. Limited Rights. The Participant has no rights as a stockholder of the Corporation with respect to the Option as set forth in Section 7.8 of the Plan. The Option does not place any limit on the corporate authority of the Corporation as set forth in Section 7.15 of the Plan.

12.3. Severability. If a court of competent jurisdiction determines that any portion of this Option Agreement, the Plan, or the Exercise Agreement is in violation of any statute or public policy, then only the portions of this Option Agreement, the Plan, or the Exercise Agreement, as applicable, which violate such statute or public policy shall be stricken, and all portions of this Option Agreement, the Plan, and the Exercise Agreement which do not violate any statute or public policy shall continue in full force and effect. Furthermore it is the parties’ intent that any court order striking any portion of this Option Agreement, the Plan, and/or the Exercise Agreement should modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties hereunder.

13.	Waiver of Jury Trial.

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM AGAINST OUT OF OR RELATING TO THE PLAN OR THIS OPTION AGREEMENT (INCLUDING THESE TERMS).

(Remainder of Page Intentionally Left Blank)

SCHEDULE I

VESTING

Vesting: Subject to the Participant’s continued service to the Corporation through the applicable vesting date, the Option shall vest in equal installments on each monthly anniversary of the Award Date over a four year period, such that the Option is fully vested on the fourth yearly anniversary of the Award Date. Subject to the terms and conditions set forth in this Schedule I, vesting of the Option shall be accelerated based upon the achievement of performance targets upon a Realization Event as follows:(x) upon the Investors’ achievement of 2.0x of their Invested Capital, 33.3% of the Option shall be then vested to the extent the Option is then outstanding and unvested; (y) upon the Investors, achievement of 2.5x of their Invested Capital, 66.6% of the Option shall be then vested to the extent the Option is then outstanding and unvested and (z) upon the Investors, achievement of 3.0x of their Invested Capital, 100% of the Option shall be then vested to the extent the Option is then outstanding and unvested: provided, that, in each case, to the extent the Option is vested at the time of the Realization Event (based on the passage of time) by a percentage that equals or exceeds die percentage of the Option that would be vested as a result of the achievement of the multiple of Invested Capital, the Option’s vesting shall not accelerate, but the Option will remain outstanding and eligible for continued vesting contingent upon the Participant’s continued service. For example, if the Option is 50% vested at a time when a Realization Event occurs in which the Investors achieve 2.0x of their Invested Capital, the Option shall not be eligible for accelerated vesting but shall remain outstanding and eligible for continued vesting contingent upon the Participant’s continued service.

Applicable Rules: For purposes of the determinations of performance achievement set forth in this Scheduled 1, the following rules apply:

1.	Realization Event. Performance based accelerated vesting shall only be eligible and measured upon one Realization Event; subsequent Realization Events following an initial Realization Event will not be considered for performance-based vesting.

2.	Calculations of Invested Capital. For purposes of testing whether the applicable multiples of Invested Capital criteria have been met, in the event of (i) a Liquidity Event (as such term is defined in the Stockholders’ Agreement) involving less than all of the issued and outstanding Stockholder Shares (as defined in the Stockholders’ Agreement), the multiple of Invested Capital will be determined as if such event were a complete sale (i.e. any consideration received by Investors will be deemed to be grossed up as it such event were a complete sale or (ii) a Public Offering, the multiple of invested capital will be measured by reference to the 20 day trailing average stock prices for the listed shares on the applicable exchange following such Public Offering.

3.

Determinations of Administrator. The Administrator shall, in its reasonable discretion, reasonably determine whether, and the extent to which, the applicable multiples of Invested Capital have been achieved. In addition, the Administrator shall, in its reasonable discretion, reasonably value any non-cash consideration received by the

1

Investors in respect of their Investment. Any determinations made by the Administrator reasonably and in good faith shall be final and binding on the Participant.

Applicable Definitions: For purposes of this Schedule 1, the following definitions apply:

“Invested Capital” means the aggregate U.S. dollar value of all Investments made by the Investors. The U.S. dollar value of each Investment shall be measured at the time of any such Investment.

“Investment” means any investment by the Investors in the equity of the Corporation, its Subsidiaries or any of their respective successor entities, whether in the form of capital stock of the Corporation or otherwise (including, for purposes of clarity, any Investments that may be made after the Award Date).

“Investors” shall refer to, collectively, CCMP Capital Investors II, L.P. CCMP Capital Investors (Cayman) II, L.P. and any other Investor that is an Affiliate of either CCMP Capital Investors II, L.P. or CCMP Capital Investors (Cayman) II L.P.

“Realization Event” shall be the first to occur of a (x) Liquidity Event (as such term is defined in the Stockholders’ Agreement) and (y) a Public Offering.

2

EXHIBIT A

FRANCESCA’S HOLDINGS CORPORATION

STOCK INCENTIVE PLAN

OPTION EXERCISE AGREEMENT

The undersigned (the “Purchaser”) hereby irrevocably elects to exercise his/her right, evidenced by that certain Stock Option Agreement dated as of              (the Option Agreement”) under the Francesca’s Holdings Corporation Stock Incentive Plan (the “Plan” as follows:

•

the Purchaser hereby irrevocably elects to purchase                                          shares of Common Stock, par value $0.01 per share (the “Shares”), (of Francesca’s Holdings Corporation, a Delaware corporation (the “Corporation”), and

•	such purchase shall be at the price of $ per share, for an aggregate amount of $ .

The Purchaser agrees and acknowledges that this purchase is subject to applicable withholding taxes pursuant to Section 7.6 of the Plan. Capitalized terms are defined in the Plan if not defined herein.

1. Delivery of Share Certificate. The Purchaser requests that a certificate representing the Shares be registered to Purchaser and delivered to:

2. Investment Representations. The Purchaser acknowledges that the sale of the Shares by the Purchaser is restricted by Securities and Exchange Commission Rule 701. The Purchaser hereby affirms as made as of the date hereof the representations in Section 7 of the “Terms and Conditions of Stock Option” (which are attached to and a part of the Option Agreement, the “Terms”) and such representations are incorporated herein by this reference. The Purchaser represents that he/she has no need for liquidity in this investment, has the ability to bear the economic risk of this investment, and can afford a complete loss of the purchase price for the Shares.

The Purchaser also understands and acknowledges (a) that the certificates representing the Shares will be legended as provided for in Section 7.5.3 of the Plan, and the that, subject to the provisions of the Shareholders’ Agreement, the Corporation has no obligation to register the Shares or file any registration statement under federal or state securities laws.

3. Limitation on Disposition and Other Restrictions. The Shares are subject to and the Purchaser hereby agrees to the following terms and conditions of the sale of the Shares to the Purchaser:

•	any transfer of the Shares must comply with the restrictions on transfer set forth in Section 7.5 of the Plan and applicable law: and

1

•

the Shares are subject to, and following any otherwise permitted transfer of the Shares, the Shares shall remain subject to and the transferee shall be bound by the terms and conditions of the Exercise Agreement, the Plan, the Terms and the Stockholders’ Agreement including, without limitation, the lock-up provisions set forth in the Stockholders’ Agreement the right of first offer provisions set forth in the Stockholders’ Agreement the share legend requirements of Section 7.5.3 of the Plan, the waiver of jury trial provisions in Section 13 of the Terms and the foregoing provisions of this Section 3.

4. Plan, Option Agreement and Stockholders’ Agreement. The Purchaser acknowledges that all of his/her rights are subject to, and the Purchaser agrees to be bound by all of the terms and conditions of the Plan, the Option Agreement (including the Terms), and the Stockholders’ Agreement each of which are incorporated herein by this reference. If a conflict or inconsistency between the terms and conditions of this Exercise Agreement and of the Plan or the Option Agreement shall arise the terms and conditions of the Plan and/or the Option Agreement shall govern. The Purchaser acknowledges receipt of a copy of all documents referenced herein (including the Terms) and acknowledges reading and understanding these documents and having an opportunity to ask any questions that he/she may have had about them.

5. Entire Agreement. This Exercise Agreement the Option Agreement (including the Terms), the Plan and the Stockholders’ Agreement together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof including without limitation the Employment Agreement (as such term is defined in the Terms). The Plan, the Option Agreement and this Exercise Agreement may be amended pursuant to Section 7.7 of the Plan. Such amendment must be in writing and signed by the Company. The Company may however unilaterally waive any provision hereof or of the Option Agreement in writing to the extent such waiver does not adversely affect the interests of the Purchaser hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof,

“PURCHASER”	ACCEPTED BY: FRANCESCA’S HOLDINGS CORPORATION, a Delaware corporation
Signature
By:
Print Name	Its:

Date	(To be completed by the corporation after the price (including applicable withholding taxes). value (if explicable) and receipt of funds is verified.)

2